                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                 FORM 8-K/A-1

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  February 16, 1999


                        JAYHAWK ACCEPTANCE CORPORATION
            (Exact name of registrant as specified in its charter)



         TEXAS                               0-26410                          75-2486444
(State or other jurisdiction               (Commission                      (IRS Employer
      of incorporation)                    File Number)                   Identification No.)




               BRYAN TOWER
             2001 BRYAN STREET
                 SUITE 600
               DALLAS, TEXAS                                   75201
(Address of principal executive offices)                     (ZIP Code)


       Registrant's telephone number, including area code (214) 754-1000

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On February 16, 1999, Ernst & Young LLP resigned as auditors of the
Company.

     The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.

     The reports of Ernst & Young LLP for each of the last two years were modified as to uncertainty regarding the ability of the Company to continue as a going concern. More specifically, Ernst & Young LLP's report relating to the Company's financial statements for 1996 notes that "the Company experienced a significant net loss in 1996, is currently in default on all of its debt agreements, and in addition the Company filed a voluntary petition for reorganization under Chapter 11 of the Federal Bankruptcy Code. These matters raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability or classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty." Similarly, Ernst & Young LLP's report relating to the Company's financial statements for 1997 notes that "Jayhawk Acceptance Corporation incurred significant losses in 1996 and 1997, discontinued its purchases of Automotive Contracts, relies upon collections on its existing Automotive Contracts in order to meet its obligations under the Plan of Reorganization ("Plan"), projects funds available other than for meeting Plan obligations will be limited, and expects to defer a portion of the Plan payments originally scheduled for 1998 as allowed under the Plan. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty."

     In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1997 and 1996, and in the subsequent interim periods, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in connection with their report. The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated March 18, 1999 is filed as Exhibit 16.1 to this Form 8-K.

     At the Company's February 4, 1999 Audit Committee meeting, Ernst & Young LLP advised the Company of the need to expand the scope of its audit of the 1998 financial statements of the Company as a result of the cooperative advertising program the Company adopted in 1998. The Audit Committee concurred but questioned the estimated audit fee presented by Ernst & Young LLP. Ernst & Young LLP's resignation occurred prior to their commencement of any substantive audit procedures with respect to the Company's 1998 year end financial statements.

     After conducting a search for a new independent public accountant, the Company's Audit Committee appointed the firm of Grant Thornton LLP as the Company's principal accountant. The date of such principal accountant's engagement was March 15, 1999.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     Exhibits

     16.1  Letter re change in certifying accountant.

     99.1 Letter regarding amendment to Health Care Provider Agreement, dated January 29, 1998.

     99.2 See Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             JAYHAWK ACCEPTANCE CORPORATION



Date:  March 18, 1999                        By: /s/ Douglas Theodore
                                                -------------------------------
                                                 Douglas Theodore, President

                                 EXHIBIT INDEX

     16.1  Letter re change in certifying accountant.

     99.1 Letter regarding amendment to Health Care Provider Agreement, dated January 29, 1998.

     99.2 See Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company's Annual Report on Form 10-K for the year ended December 31, 1997.